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COMPANY PRESS RELEASE

DUTCHFORK BANCSHARES, INC.
SECOND QUARTER EARNINGS

         DutchFork Bancshares, Inc. (Nasdaq SmallCap: DFBS-news) announced earnings of $885,581 for the second quarter ending March 31, 2003 compared to earnings of $457,284 for the second quarter of fiscal 2002.

         Basic earnings per share were $.85 for the second quarter ending March 31, 2003 compared to $.40 for the comparable period in 2002.

         Net interest income after provisions for loan losses for the second quarter of fiscal 2003 was $884,768 compared to $1,723,047 for the same period of 2002. Total interest income was $2,241,359 for the three months ended March 31, 2003, a $1,118,706 decrease from the same period in 2002. Interest expense for the second quarter of 2003 was $1,266,261, a decrease of $420,427 from the same period of 2002.

         Non-interest income for the second quarter of fiscal 2003 was $1,691,564 representing an increase of $1,401,989 from the $289,575 posted in the same quarter of 2002. The increase in non-interest income is mainly due to an increase of $1,367,261 in gains on sales of securities.

         Non-interest expense for the quarter ending March 31, 2003 was $1,505,872 compared to $1,317,477 for the same period of 2002.

         Net income for the six months ended March 31, 2003 increased by $322,391 to $1,452,022 when compared to the same period for the prior year. Net interest income, after the provision for loan losses, decreased by $951,101, and non-interest income increased by $1,202,153. The increase in non-interest income was primarily due to gains on the sales of securities during the six-month period ended March 31, 2003.

         At  March  31,  2003,  total  assets  were  $224,349,907   compared  to
$219,092,089 at September 30, 2002.

         Other comprehensive income resulting from the mark-to-market of investments available-for-sale was a loss of $199,909 (after taxes) during the three months ended March 31, 2003, due to declining interest rates and the decrease in the market value of these investments.

         DutchFork Bancshares, Inc. is the holding company for Newberry Federal Savings Bank, which operates three banking locations in Newberry County, South Carolina. The company is listed on the Nasdaq SmallCap exchange under the symbol "DFBS".



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         This release may contain  forward-looking  statements that are based on assumptions and describe future plans, strategies and expectations of DutchFork Bancshares and its wholly owned subsidiary, Newberry Federal. These forward looking statements are generally identified by use of the works "believe", "expect", "intend", "anticipate", "estimate", "project", or similar expressions. DutchFork Bancshares and Newberry Federal's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of DutchFork Bancshares and Newberry Federal include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Reserve Board, the quality and composition of the loan or investment portfolios, demand for loan products,
deposits  flow,   competition,   demand  for  financial  services  in  DutchFork
Bancshares' and Newberry Federal's market area and accounting principles. These risks and uncertainties should be considered in evaluating forward looking statements and undue reliance should not be placed on such statements. Except as required by law or regulation, the Company disclaims any obligation to update such forward-looking financial statements.


         Contact:
         J. Thomas Johnson, CEO
         Steve P. Sligh, CFO
         803-321-3200


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INCOME STATEMENT DATA
(UNAUDITED) (Dollars in thousands)


                                                   THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                     MARCH 31,                            MARCH 31,
                                               2003              2002             2003              2002
                                          --------------    --------------   --------------    --------------

Interest income                               $ 2,291           $ 3,410          $ 5,011           $ 6,831
Interest expense                                1,267             1,687            2,643             3,651
Net interest income                             1,025             1,723            2,368             3,180
Provision for loan losses                         140                                140
Net interest income after provision
   for loan losses                                885             1,723            2,228             3,180
Non-interest income                             1,692               290            2,340             1,137
Non-interest expense                            1,506             1,317            2,859             2,595
Income before taxes                             1,071               696            1,709             1,722
Income tax expense                                185               238              257               592
Net income                                        886               458            1,452             1,130

INCOME PER SHARE (BASIC)                      $   .85           $   .40           $ 1.38           $   .99
INCOME PER SHARE (DILUTED)                    $   .81           $   .39           $ 1.31           $   .96
RETURN ON AVERAGE ASSETS                        0.40%             0.18%            0.66%             0.45%
RETURN ON AVERAGE EQUITY                        3.01%             1.42%            4.71%             3.47%
NET INTEREST MARGIN                             1.90%             2.64%            4.26%             2.29%


BALANCE SHEET DATA
(Dollars in thousands, except per share data)

                                                                              MARCH 31,          SEPTEMBER 30,
                                                                                2003                  2002
                                                                          -------------------  ----------------
Total assets                                                                      $ 224,350        $ 219,092
Investment securities                                                               151,227          129,723
Loans                                                                                58,964           61,706
Allowance for loan losses                                                               456              424
Total deposits                                                                      149,851          149,290
Other borrowings                                                                     35,000           35,000
Shareholders' equity                                                                 31,684           33,477
Equity to assets                                                                     14.12%           15.28%
Loan to deposit ratio                                                                39.35%           41.33%
NON-PERFORMING LOANS TO ASSETS                                                        0.47%            0.35%


AVERAGE BALANCES
(UNAUDITED)
                                                THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                     MARCH 31,                            MARCH 31,
                                                2003              2002              2003             2002
                                          --------------    --------------   --------------    --------------
Average total assets                          $ 220,050         $ 249,141         $ 221,335        $ 250,156
Average loans                                    58,915            66,593            60,074           70,574
Average earning assets                          198,598           232,967           202,512          237,476
Average deposits                                151,452           146,885           152,408          148,022
Average other short-term borrowings              35,000            66,912            35,000           64,398
